CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-168479, No. 333-161946, No. 333-138766, No. 333-123807 and No. 333-128897) and the Registration Statements on Form S-3 (No. 333-126619, No. 333-138772, and No. 333-147243) of Exide Technologies of our report dated June 7, 2012, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
July 31, 2014